FOR IMMEDIATE RELEASE	Exhibit 99.1
Contact: Bill Davis
Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS

~ Company Reports Record Quarterly and Annual Revenues;
Achieves $0.15 Diluted Cash EPS in the Fourth Quarter and $0.52 Diluted Cash EPS for 2006 ~
(Realizes $0.10 and $0.35 Diluted GAAP EPS, respectively)

AUSTIN, Texas - February 21, 2007 - Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States, today reported financial results for the quarter and year ended December 31, 2006.

Financial Highlights
For the fourth quarter ended December 31, 2006:

▪	Total revenues increased 68% to $49.5 million compared to $29.5 million during the fourth quarter of 2005;
▪	Total services revenue increased 65% to $39.1 million compared to $23.7 million during the fourth quarter of 2005;
▪
Earnings per share on a fully diluted basis increased 25% to $0.10 compared to $0.08 per share during the fourth quarter of 2005. Non-cash stock compensation reduced GAAP earnings per share on a fully diluted basis by $0.02 per share in the fourth quarter of 2006;

▪	Cash earnings per share[1] on a fully diluted basis increased 67% to $0.15 compared to $0.09 per share during the fourth quarter of 2005;
▪
Net income increased 40% to $2.8 million compared to $2.0 million during the fourth quarter of 2005. Net income included GAAP non-cash stock compensation, net of taxes, of approximately $669,000 and $45,000 in the fourth quarter of 2006 and 2005, respectively;

▪
EBITDA[2] increased 61% to $6.6 million compared to $4.1 million during the fourth quarter of 2005. EBITDA[2] included GAAP non-cash stock compensation expense of approximately $905,000 and $73,000 in the fourth quarter of 2006 and 2005, respectively;

▪
Gross margin for services revenue was 36.4% compared to 35.0% in the fourth quarter of 2005. Gross margin for services revenue included GAAP non-cash stock compensation expense of approximately $277,000 and $-0- in the fourth quarter of 2006 and 2005, respectively. Gross margin for services revenue excluding stock compensation expense was 37.1% compared to 35.0% in the fourth quarter of 2005; and

▪	Gross margin for software revenue was 15.6% compared to 17.7% in the fourth quarter of 2005.

1 Cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation, including related tax effects, divided by shares used in computing diluted net income per share.

2 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

For the year ended December 31, 2006:

▪	Total revenue increased 66% to $160.9 million compared to $97.0 million during 2005;
▪	Total services revenue increased 65% to $137.7 million compared to $83.7 million during 2005;
▪
Earnings per share on a fully diluted basis increased 25% to $0.35 compared to $0.28 per share during 2005. Non-cash stock compensation reduced GAAP earnings per share on a fully diluted basis by $0.08 and $0.01 per share for the years ended December 31, 2006 and 2005, respectively;

▪	Cash earnings per share[1] on a fully diluted basis increased 57% to $0.52 compared to $0.33 per share during 2005;
▪
Net income increased 33% to $9.6 million compared to $7.2 million during 2005. Net income included GAAP non-cash stock compensation, net of taxes, of approximately $2.3 million and $0.2 million for the years ended December 31, 2006 and 2005, respectively;

▪
EBITDA[2] increased 48% to $21.5 million compared to $14.5 million during 2005. EBITDA[2] included GAAP non-cash stock compensation expense of approximately $3.1 million and $0.3 million for the years ended December 31, 2006 and 2005, respectively;

▪
Gross margin for services revenue was 37.3% compared to 36.7% during 2005. Gross margin for services revenue included GAAP non-cash stock compensation expense of approximately $994,000 and $-0- in the fourth quarter of 2006 and 2005, respectively. Gross margin for services revenue excluding stock compensation expense was 38.1% compared to 36.7% in the fourth quarter of 2005; and

▪	Gross margin for software revenue was 16.1% compared to 17.7% during 2005.

The Company’s fourth quarter GAAP and Cash EPS numbers met analysts’ consensus estimates, which were recently revised higher following the Company’s raised and revised fourth quarter revenue guidance provided on January 10th, 2007.

“The fourth quarter was a great close to an exceptional year,” said Jack McDonald, Perficient’s chairman and chief executive. “We doubled the size of the business in 2006, while demonstrating strong performance across virtually all key operating metrics. We enter 2007 well-positioned as an IT services leader with a proven track record of delivering successful business-driven technology solutions, a loyal blue chip customer base, nearly 1,100 committed colleagues, partnerships with key industry leaders and a strong acquisition pipeline.”

Other 2006 Highlights
Among other achievements in 2006, Perficient:

-- Completed the acquisitions of Bay Street Solutions, Inc., Insolexen Corp., and the Energy, Government and General Business (EGG) division of Digital Consulting & Software Services, Inc.;

-- In the fourth quarter, added new customer relationships and follow-on projects with leading companies including: AG Edwards, Build A Bear Workshop, Cardinal Health, Cars.com, Centene, Highmark, Luxxotica, MGM Mirage, SYSCO Corporation, Sargento Foods, Tap Pharma and many others;

-- Added 378 consulting colleagues during the year (195 on an organic basis);

--Was selected for inclusion on the Nasdaq Global Select MarketSM, a market for public companies that meet the highest listing standards in the world;

--Was added to the Russell 2000 index;

-- Was recognized by VARBusiness magazine for the fifth consecutive year as a member of the VARBusiness 500, an annual listing of the top solution providers in the United States by revenue;

-- Was named for the fourth consecutive year to Deloitte & Touche’s Texas Fast50, a listing of the fastest growing technology companies in Texas;

--Made key growth infrastructure investments to accommodate additional business expansion;

-- Increased the total size of our credit facility with Silicon Valley Bank and KeyBanc Capital Markets from $28.5 million to $52 million; and

-- Named Paul E. Martin, a seasoned financial professional with deep experience working with both large, multi-billion dollar corporations and entrepreneurial, fast-growing firms, as Chief Financial Officer;

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its Q1 2007 services and software revenue, including reimbursed expenses, to be in the range of $45.3 million to $48.3 million, comprised of $42.7 million to $44.9 million of revenue from services including reimbursed expenses and $2.6 million to $3.4 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 58% to 66% over the first quarter of 2006. The guidance range contains approximately $1.1 million of services revenue from E-Tech Solutions, Inc, which was acquired by Perficient on February 20th, 2007.

Conference Call Details
Perficient will host a conference call regarding fourth quarter and full year 2006 financial results today at 10:00 a.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2006 Results
WHEN: Wednesday, February 21, 2007, at 10:00 a.m. EST
CONFERENCE CALL NUMBERS: 800-901-5213 (U.S. and Canada) 617-786-2962 (International)
PARTICIPANT PASSCODE: 97068580
REPLAY TIMES: Tuesday, February 21, 2007, at 12:00 p.m. EST, through Wednesday, February 28, 2007
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 69846504

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Perficient is a member of the Russell 2000® index and is traded on the Nasdaq Global Select MarketSM, a market for public companies that meet the highest listing standards in the world. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs nearly 1,100 professionals, please visit www.perficient.com.

###

Safe Harbor Statement
Safe Harbor Statement "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-Q. Our reported results may be subject to adjustments, reserves, and other items that may be identified during the normal year-end audit process.

Use of Non-GAAP Financial Information
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Diluted Cash Earnings Per Share (“CEPS”), which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA and CEPS to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income and a reconciliation of net income to adjusted net income for CEPS are included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenue
Services	$39,145	$23,691	$137,722	$83,740
Software	7,635	4,669	14,435	9,387
Reimbursable expenses	2,698	1,129	8,769	3,870
Total revenue	49,478	29,489	160,926	96,997

Cost of revenue
Project personnel costs	24,249	14,821	84,161	51,140
Software costs	6,445	3,841	12,118	7,723
Reimbursable expenses	2,698	1,129	8,769	3,870
Other project related expenses	649	581	2,122	1,846
Total cost of revenue	34,041	20,372	107,170	64,579
Gross margin	15,437	9,117	53,756	32,418

Selling, general and administrative	8,854	4,992	32,268	17,917
EBITDA[1]	6,583	4,125	21,488	14,501

Depreciation	300	156	948	615
Amortization of intangibles	1,124	537	3,458	1,611
Income from operations	5,159	3,432	17,082	12,275
Interest income	26	5	102	15
Interest expense	(46)	(221)	(509)	(658)
Other	102	29	174	43
Income before income taxes	5,241	3,245	16,849	11,675
Provision for income taxes	2,467	1,249	7,282	4,498
Net income	$2,774	$1,996	$9,567	$7,177

Basic net income per share	$0.10	$0.09	$0.38	$0.33

Diluted net income per share	$0.10	$0.08	$0.35	$0.28
Shares used in computing basic
net income per share	26,559	22,911	25,033	22,005
Shares used in computing diluted
net income per share	28,883	25,867	27,587	25,242

Reconciliation of GAAP diluted net income per share to CEPS2:
Net income	$2,774	$1,996	$9,567	$7,177
Amortization of intangibles	1,124	537	3,458	1,611
Stock compensation	905	73	3,132	264
Related tax effect	(393)	(235)	(1,858)	(723)
Adjusted net income for CEPS	$4,410	$2,371	$14,299	$8,329
CEPS[2]	$0.15	$0.09	$0.52	$0.33

Reconciliation of net income to EBITDA1:
Net income	$2,774	$1,996	$9,567	$7,177
Provision for income taxes	2,467	1,249	7,282	4,498
Other	(102)	(29)	(174)	(43)
Interest Expense	46	221	509	658
Interest Income	(26)	(5)	(102)	(15)
Amortization of intangibles	1,124	537	3,458	1,611
Depreciation	300	156	948	615
EBITDA[1]	$6,583	$4,125	$21,488	$14,501

1 EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

2 Cash earnings per share (CEPS) is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than GAAP diluted earnings per share. CEPS measures presented may not be comparable to similarly titled measures presented by other companies. CEPS is defined as net income plus amortization of intangibles and stock compensation, including related tax effects, divided by shares used in computing diluted net income per share.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31,	December 31,
	2006	2005
ASSETS	(unaudited)
Current assets:
Cash	$4,549	$5,096
Accounts receivable, net	38,600	23,251
Prepaid expenses	1,171	887
Other current assets	2,799	1,530
Total current assets	47,119	30,764
Property and equipment, net	1,806	960
Goodwill	69,170	46,263
Intangible assets, net	11,886	5,768
Other non-current assets	1,019	1,180
Total assets	$131,000	$84,935

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,025	$3,774
Current portion of long-term debt	1,201	1,337
Other current liabilities	16,034	8,331
Notes payable to related parties	-	244
Total current liabilities	22,260	13,686
Long-term borrowings, net of current portion	137	5,338
Deferred income taxes	1,251	-
Total liabilities	23,648	19,024

Stockholders' equity:
Common stock	27	23
Additional paid-in capital	147,028	115,120
Accumulated other comprehensive loss	(125)	(87)
Accumulated deficit	(39,578)	(49,145)
Total stockholders' equity	107,352	65,911
Total liabilities and stockholders' equity	$131,000	$84,935